Exhibit 10.4

Execution Version

Kraton Polymers LLC

Kraton Polymers Capital Corporation

PURCHASE AGREEMENT

January 5, 2016

CREDIT SUISSE SECURITIES (USA) LLC

NOMURA SECURITIES INTERNATIONAL, INC.

DEUTSCHE BANK SECURITIES INC.

    As Representatives of the Initial Purchasers

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

Kraton Polymers LLC, a Delaware limited liability company (the “Company”), and Kraton Polymers Capital Corporation, a Delaware corporation (the “Co-Issuer” and together with the Company, the “Issuers”), propose to issue and sell to the initial purchasers listed on Schedule A hereto (collectively, the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in Schedule A hereto of $440 million aggregate principal amount of the Issuers’ 10.500% Senior Notes due 2023 (the “Notes”). Credit Suisse Securities (USA) LLC (“Credit Suisse”), Nomura Securities International, Inc. (“Nomura”) and Deutsche Bank Securities Inc. (“Deutsche Bank”) have agreed to act as the representatives of the Initial Purchasers (the “Representatives”) in connection with the offering and sale of the Notes.

The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of January 6, 2016 (the “Indenture”), among the Issuers, the Guarantors (as defined below) and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, dated December 16, 2003, and the Rule 144A and Regulation S riders thereto, each to be dated on or before the Closing Date (as defined in Section 2 hereof) (together, the “DTC Agreement”), between the Issuers and the Depositary.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) Kraton Performance Polymers, Inc. (the “Parent”), (ii) the entities listed on the signature pages hereof as “Subsidiary Guarantors,” (iii) the Additional Guarantors (as defined below) and (iv) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns, pursuant to their guarantees of the Notes (the “Guarantees”). The term “Guarantors” refers to (i) the Parent and the Subsidiary Guarantors, prior to the Closing Date and (ii) the Parent, the Subsidiary Guarantors, the Additional Guarantors and any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, on and after the Closing Date. The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.”

The Securities are being offered and sold by the Issuers in connection with the acquisition by the Company (the “Acquisition”) of Arizona Chemical Holdings Corporation, a Delaware corporation (“Arizona”), pursuant to a Stock Purchase Agreement dated as of September 27, 2015 (together with all exhibits, schedules and disclosure letters thereto, collectively, as may be amended, the “Acquisition Agreement”) among the Company, Arizona and AZC Holding Company LLC, a Delaware limited liability company, pursuant to which the Company agreed to purchase all of the outstanding capital stock of Arizona. Immediately following the consummation of the Acquisition, Arizona and any additional entities required to guarantee the Securities pursuant to the Indenture (collectively, the “Additional Guarantors”) will be joined as parties to this Agreement pursuant to a joinder agreement, the form of which is attached hereto as Annex II (the “Joinder Agreement”). The proceeds from this offering will be used to pay tender premiums with respect to the tender offer and consent solicitation (the “Tender Offer”) for the Issuers’ 6.75% Senior Notes due 2019 (the “Existing Notes”), to pay a portion of the cash purchase price of the Acquisition and to pay related fees and expenses, as described under the caption “Use of Proceeds” in the Offering Circular (as defined below). The Company intends to redeem all outstanding Existing Notes not tendered and purchased pursuant to the Tender Offer (the “Redemption”).

In connection with the Acquisition, on the Closing Date, the Issuers and the Guarantors will enter into (i) a $1,350.0 million first lien term loan facility (the “Term Loan Facility”) and (ii) a $250.0 million asset-based credit facility (the “ABL Facility” and, together with the Term Loan Facility, the “New Senior Secured Credit Facilities”), each as described under the caption “Description of Other Indebtedness” in the Offering Circular.

As used herein, the term “Transactions” means collectively, (i) the offer and sale of the Securities, (ii) the consummation of the Acquisition, (iii) the entry by the Issuers and the Guarantors into the New Senior Secured Credit Facilities and the initial extensions of credit thereunder, if any, on the Closing Date, (iv) the Tender Offer, (v) the Redemption, (vi) the repayment of certain borrowings under the Company’s existing credit facilities as described in the Offering Circular and (vii) the payment of transaction costs (which may be paid after the Closing Date).

This Agreement, the DTC Agreement, the Securities, the Indenture, the Joinder Agreement and the credit agreements governing the New Senior Secured Credit Facilities (the “New Credit Agreements” and, together with all other documents related to such facilities, the “Credit Documents”) are collectively referred to herein as the “Transaction Documents.”

The Issuers understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Circular and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Offering Circular. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Issuers have prepared and delivered to each Initial Purchaser copies of an offering circular, dated January 5, 2015 (the “Offering Circular”), for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities.

All references herein to the term “Offering Circular” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the date hereof and incorporated by reference in the Offering Circular, and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Offering Circular shall be deemed to mean and include all information filed under the Exchange Act after the date hereof and incorporated by reference in the Offering Circular.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

1. Representations and Warranties. As of the date hereof and as of the Closing Date, each of the Issuers and the Subsidiary Guarantors and, upon the execution of the Joinder Agreement, each of the Additional Guarantors, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that (it being understood that (i) whenever a reference is made to the subsidiaries of the Parent in this Agreement, such phrase will be understood to refer to the subsidiaries of the Parent both prior to and immediately after the Acquisition Date, including Arizona and (ii) prior to the execution and delivery of the Joinder Agreement, any representations and warranties made with respect to Arizona and its subsidiaries are made to the best knowledge of the Company, based on reasonable due diligence performed in connection with the execution of the Acquisition Agreement):

(a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2(d) hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Circular to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(b) No Integration of Offerings or General Solicitation. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Issuers and Guarantors make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Issuers and Guarantors make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers and Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers and Guarantors make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d) The Offering Circular. The Offering Circular, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, does not contain an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Circular or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Issuers in writing by any Initial Purchaser through the Representatives expressly for use in the Offering Circular or amendment or supplement thereto, as the case may be, including the statements set forth in the ninth and tenth paragraphs and the third and fourth sentences of the seventh paragraph under the caption “Plan of Distribution” in the Offering Circular. The Offering Circular contains all the information specified in, and meeting the requirements of, Rule 144A. The Issuers have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Offering Circular.

(e) Issuer Additional Written Communications. The Issuers have not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Offering Circular and (ii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such communication by the Issuers or their agents and representatives pursuant to clause (ii) of the preceding sentence (each, a “Issuer Additional Written Communication”), when taken together with the Offering Circular at the Closing Date did not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Issuer Additional Written Communication made in reliance upon and in conformity with information furnished to the Issuers in writing by any Initial Purchaser through the Representatives expressly for use in any Issuer Additional Written Communication.

(f) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Circular at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act.

(g) The DTC Agreement. The DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Issuers, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (the “Enforcement Exceptions”).

(h) Authorization of the Notes and the Guarantees. The Notes to be purchased by the Initial Purchasers from the Issuers will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized by each of the Issuers for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Issuers and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of each of the Issuers, enforceable against them in accordance with their terms, except as the enforcement thereof may be limited by the Enforcement Exceptions and will be entitled to the benefits of the Indenture. The Guarantees of the Notes on the Closing Date will be in the form contemplated by the Indenture and have been duly authorized for issuance pursuant to this Agreement and the Indenture; the Guarantees of the Notes, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors.

(i) Authorization of the Indenture. The Indenture has been duly authorized by the Issuers and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Issuers and the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited the Enforcement Exceptions.

(j) Description of the Transaction Documents. The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Circular.

(k) Good Standing of the Issuers. Each of the Issuers has been duly organized, and is validly existing and in good standing under the laws of the State of Delaware, with power and authority to own or lease its properties and conduct its business as described in the Offering Circular and enter into and perform its obligations under each of the Transaction Documents; and, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Parent and its subsidiaries taken as a whole (“Material Adverse Effect”), each Issuer is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which their ownership or lease of property or the conduct of its business requires such qualification.

(l) Parent and Subsidiaries. The Parent and each subsidiary of the Company listed on Schedule B-1 and Schedule B-2 hereto has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Offering Circular and, in the case of the Guarantors, to enter into and perform their obligations under each of the Transaction Documents that they are parties to; and the Parent and each such subsidiary of the Company is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Parent has been duly authorized and validly issued and is fully paid and nonassessable (to the extent such concept is applicable in such entity’s jurisdiction of organization); and except as disclosed in the Offering Circular or pursuant to the Credit Documents, the capital stock of the Parent and each such subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than those shares of capital stock of certain subsidiaries of Arizona pledged pursuant to Arizona’s Credit Facilities (as defined in the Acquisition Agreement), which Credit Facilities will be paid off simultaneously with the consummation of the Acquisition.

(m) No Finder’s Fee. Except as disclosed in the Offering Circular, there are no contracts, agreements or understandings between the Issuers or any of the Guarantors and any person that would give rise to a valid claim against the Issuers, any Guarantor or any Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(n) Registration Rights. Except as disclosed in the Offering Circular, there are no contracts, agreements or understandings between the Issuers or any Guarantor and any person granting such person the right to require the Issuers or any Guarantor to file a registration statement under the Securities Act with respect to any securities of the Issuers or any Guarantor owned or to be owned by such person or to require the Issuers or any Guarantor to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Issuers or any Guarantor under the Securities Act.

(o) Absence of Further Requirements. Except as disclosed in the Offering Circular, no material consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Issuers or the Guarantors for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Securities, except such as have been obtained, or made and such as may be required under state securities laws.

(p) Title to Property. Except as disclosed in the Offering Circular and except for any liens arising under (i) the Loan, Security and Guarantee Agreement dated March 27, 2013, among the Kraton Polymers U.S. LLC, as U.S. borrower, Kraton Polymers Nederland B.V., as

Dutch borrower, the Parent and certain subsidiaries of the Company, as guarantors, and various lenders, as amended, and the collateral documents entered into in connection therewith, (ii) Arizona’s Credit Facilities (as defined in the Acquisition Agreement) and the collateral documents entered into in connection therewith and (iii) the Credit Documents, the Parent and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charge, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the Offering Circular, the Parent and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(q) Absence of Defaults and Conflicts Resulting from Transaction. Except as disclosed in “Description of Other Indebtedness” in the Offering Circular, the execution, delivery and performance of this Agreement and the sale of the Securities will not result in a breach or violation of (i) any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, any indebtedness, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Parent or any of its subsidiaries, except as arising under Arizona’s Credit Facilities (as defined in the Acquisition Agreement) and the collateral documents entered into in connection therewith, (ii) the charter or by-laws of the Parent or any of its subsidiaries or (iii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Parent or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries is bound or to which any of the properties of the Parent or any of its subsidiaries is subject, except, in respect of clause (i) above, as would not have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Parent or any of its subsidiaries.

(r) Absence of Existing Defaults and Conflicts. Neither the Parent nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except, in respect of clause (ii) above, as would not have a Material Adverse Effect.

(s) Authorization of Agreement. (i) This Agreement has been duly authorized, executed and delivered by the Issuers, the Parent and the Subsidiary Guarantors, and (ii) the Joinder Agreement, on the Closing Date, will be duly authorized, executed and delivered by the Additional Guarantors.

(t) Independent Accountants. KPMG LLP has certified certain financial statements of the Parent and its subsidiaries and is an independent registered public accounting firm with respect to the Parent within the meaning of the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as

required by the Securities Act and its interpretations and rulings thereunder. Deloitte & Touche LLP has certified certain financial statements of Arizona and its subsidiaries and is an independent auditor with respect to Arizona and its subsidiaries under Rule 101 of the AICPA’s Code of Professional Conduct and its interpretations and rulings thereunder.

(u) Possession of Licenses and Permits. The Parent and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary and material to the conduct of the business now conducted or proposed in the Offering Circular to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Parent or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(v) Absence of Labor Dispute. Except as disclosed in the Offering Circular or except that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, no material labor dispute with the employees of the Parent or any of their respective subsidiaries exists or, to the knowledge of the Parent, is imminent and there are no unfair labor practice complaints pending against the Parent or any of its subsidiaries or, to the best knowledge of the Parent, threatened against any of them.

(w) Possession of Intellectual Property. The Parent and its subsidiaries own, possess or have rights to use (or can acquire such rights on reasonable terms) the trademarks, trade names, patent rights, copyrights, domain names and trade secrets including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) that are material to the conduct of the business now conducted or proposed in the Offering Circular to be conducted by them, and the expected expiration of any single item of such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Offering Circular, to the knowledge of the Parent, (i) there is no material infringement, misappropriation or other violation by the Parent, its subsidiaries or third parties of any of the Intellectual Property Rights of the Parent or its subsidiaries; (ii) there is no pending or threatened in writing action, suit, proceeding or claim by others challenging the Parent’s or any of its subsidiaries’ ownership rights in or to any of their Intellectual Property Rights, and the Parent is unaware of any facts which would form a reasonable basis for any such claim; (iii) there is no pending or threatened in writing action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any registered Intellectual Property Rights of the Parent or its subsidiaries, and the Parent is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others that the Parent or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights of others and the Parent is unaware of any other fact which would form a reasonable basis for any such claim; and (v) none of the Intellectual Property Rights used by the Parent or its subsidiaries in their businesses has been obtained or is being used by the Parent or its subsidiaries in violation of any contractual obligation binding on the Parent or any of its subsidiaries, except in each case covered by clauses (i) – (v) such as would not, if determined adversely to the Parent or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(x) Environmental Laws. Except as disclosed in the Offering Circular, neither the Parent nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Parent is not aware of any pending investigation which might lead to such a claim.

(y) Accurate Disclosure. The statements in the Offering Circular under the headings “Certain United States Federal Income Tax Consequences—Tax Consequences to Non-U.S. Holders,” “Description of Other Indebtedness,” “Description of Notes” and “Validity,” insofar as such statements purport to summarize certain federal income tax law of the United States or certain provisions of the federal securities laws or legal matters, agreements, documents or proceedings discussed therein, respectively, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(z) Absence of Manipulation. The Issuers and the Guarantors have not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuers or the Guarantors to facilitate the sale or resale of the Securities.

(aa) Statistical and Market-Related Data. Any third-party and management-estimated statistical and market-related data included in the Offering Circular are based on or derived from sources that the Issuers and the Guarantors reasonably believe to be reliable and accurate in all material respects.

(bb) Internal Controls. Each of the Parent and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Parent nor any of its subsidiaries is aware of any material weakness in their respective internal controls over financial reporting.

(cc) Sarbanes-Oxley Act. The Parent is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Parent as of the date hereof and expects to be in compliance with all additional provisions of the Sarbanes-Oxley Act of 2002 that will become applicable to it, including those provisions relating to internal controls over financial reporting, when such provisions become applicable to the Parent.

(dd) Absence of Accounting Issues. (i) The Audit Committee of the Issuers’ Board of Directors (the “Issuers Audit Committee”) is not reviewing or investigating, and neither the Issuers’ independent auditors nor its internal auditors have recommended that the Issuers Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Issuers’ disclosure with respect to, any of the Parent’s or the Issuers’ material accounting policies; (ii) any matter which could result in a restatement of the Parent’s or Issuers’ financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any significant deficiency, material weakness, change in internal control over financial reporting or fraud involving management or other employees who have a significant role in internal control over financial reporting; and (ii) the Audit Committee of Arizona’s Board of Directors (the “Arizona Audit Committee”) is not reviewing or investigating, and neither Arizona’s independent auditors nor its internal auditors have recommended that the Arizona Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing Arizona’s disclosure with respect to, any of Arizona’s material accounting policies; (ii) any matter which could result in a restatement of Arizona’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any significant deficiency, material weakness, change in internal control over financial reporting or fraud involving management or other employees who have a significant role in internal control over financial reporting.

(ee) Litigation. Except as disclosed in the Offering Circular, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Parent, any of its subsidiaries or any of their respective properties that, if determined adversely to the Parent or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuers or the Guarantors to perform their obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the knowledge of the Parent, threatened or contemplated.

(ff) ERISA. To the knowledge of the Parent, none of the Parent nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect.

(gg) Financial Statements. The historical financial statements included or incorporated by reference in the Offering Circular present fairly in all material respects the financial position of the entities to which they relate as of the dates shown and the results of their operations and cash flows for the periods shown. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary consolidated historical financial data set forth in the Offering Circular under the caption “Summary—Summary Consolidated Historical and Pro Forma Financial Data—Kraton” and the selected consolidated historical financial data set forth in the Offering Circular under the caption “Selected Historical Consolidated Financial Data—Kraton” present fairly in all material respects the information set forth therein on a basis consistent with that of the audited financial statements of the Parent contained in the Offering Circular. The pro forma financial statements included in the Offering Circular present fairly in all material respects the information contained therein, and, for the year ended December 31, 2014 and the nine-month period ended September 30, 2015, comply in all material respects with the applicable requirements of Regulation S-X under the Securities Act, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(hh) No Material Adverse Change in Business. Except as disclosed in the Offering Circular, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the Offering Circular, (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Parent and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Parent or the Issuers on any class of capital stock and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Parent and its subsidiaries.

(ii) Investment Company Act. Neither the Issuers nor any Guarantor is, or after receipt of payment for the Securities will be, an “investment company” within the meaning of the Investment Company Act of 1940.

(jj) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (i) has imposed (or has informed the Parent or its subsidiaries that it is considering imposing) any condition (financial or otherwise) on any of the Parent’s or its subsidiaries’ retaining any rating assigned to the Parent or any of its subsidiaries or any securities of the Parent or any of its subsidiaries or (ii) has indicated to the Parent or any of its subsidiaries that it is considering any of the actions described in Section 5(b)(ii) hereof.

(kk) Insurance. The Parent and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and as is customary for companies engaged in similar businesses.

(ll) Compliance with Money Laundering Laws. The operations of the Parent and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Parent, threatened.

(mm) No Unlawful Contributions or Other Payments. None of the Parent, any of its subsidiaries, nor, to the knowledge of the Parent, any director, officer, agent, employee or other person associated with or acting on behalf of the Parent or any of its subsidiaries, has in the course of its actions for, or on behalf of the Parent or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, U.K. Bribery Act 2010, as amended (the “UK Bribery Act”), the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”) or any other applicable anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee. The Parent and its subsidiaries and, to the knowledge of the Parent, the Parent’s affiliates, have each conducted their respective businesses in compliance with the FCPA, U.K. Bribery Act, the OECD Convention and all other applicable anti-bribery statutes and regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The Issuers, the Guarantors and their affiliates will not, directly or indirectly, use the proceeds of the offering and sale of the Notes or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financial or facilitating any activity that would violate the laws and regulations as referred to in clause (iii) above.

(nn) Compliance with OFAC. (i) None of the Parent or any of its subsidiaries nor, to the knowledge of the Parent, any director, officer, agent, employee or affiliate of the Parent or any of its subsidiaries (A) is currently subject to or, to the knowledge of the Parent, the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (B) is located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”)); (ii) the Issuers and the Guarantors will not directly or indirectly use the proceeds of the offering of Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner by the Company or any of its subsidiaries or, to the knowledge of the Issuers or the Guarantors, by any other person that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Parent and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions. The Parent and its subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with Sanctions.

(oo) Solvency. Each of the Issuers and the Guarantors is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(pp) Regulations T, U, X. Neither the Issuers nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(qq) New Senior Secured Credit Facilities. At the Closing Date, the New Senior Secured Credit Facilities (as described in the Offering Circular) will have been duly and validly authorized by the Company and other parties related to the Company and, when duly executed and delivered by the Company and other parties related to the Company, will be the valid and legally binding obligations of the Company and other parties related to the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by the Enforcement Exceptions.

(rr) Regulation S. The Issuers, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Issuers and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Circular will contain the disclosure required by Rule 902. Each of the Issuers and the Guarantors is a “reporting issuer”, as defined in Rule 902 under the Securities Act.

Any certificate signed by an officer of the Issuers or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Issuers or such Guarantor to each Initial Purchaser as to the matters set forth therein.

2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. Each of the Issuers agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and subject to the conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Issuers the aggregate principal amount of Securities set forth opposite their names on Schedule A hereto, at a purchase price of 94.541% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

(b) The Closing Date. Delivery of the Securities to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022-4834 (or such other place as may be agreed to by the Issuers and the Representatives) at 9:00 a.m. New York City time, on January 6, 2016, or such other time and date as may be agreed to by the Issuers and the Representatives (the time and date of such closing are called the “Closing Date”). The Issuers hereby acknowledge that circumstances under which the Issuers and the Representatives agree to postpone the Closing include, but are in no way limited to, any determination by the Issuers and the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Circular or a delay as contemplated by the provisions of Section 19 hereof.

(c) Delivery of the Securities. The Issuers shall deliver, or cause to be delivered, to the nominee of the Depositary for the accounts of the several Initial Purchasers of the Notes to be purchased by them, in one or more global notes representing the Notes (collectively, the “Global Notes”) at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefore to a bank account designated by the Company. The Global Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, each of the Issuers that:

(i) it will offer and sell the Securities only to persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;

(ii) it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

(iii) it will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

3. Additional Covenants. Each of the Issuers and the Guarantors further covenants and agrees with each Initial Purchaser as follows:

(a) Initial Purchasers’ Review of Proposed Amendments and Supplements to Offering Circular and Issuer Additional Written Communications. The Issuers will not amend or supplement the Offering Circular prior to the Closing Date unless the Representatives shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have reasonably objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Issuer Additional Written Communication, the Issuers will furnish to the Representatives a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representatives reasonably object.

(b) Amendments and Supplements to the Offering Circular and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Offering Circular as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Offering Circular to comply with law, the Issuers and the Guarantors will notify the Initial Purchasers thereof as soon as practicable and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to the Offering Circular as may be necessary so that the statements in the Offering Circular as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Offering Circular will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers or prior to the expiration of nine months after the date of the Offering Circular, whichever is shorter, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Circular, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Offering Circular is delivered to a Subsequent Purchaser, not misleading, or if in the reasonable judgment of the Representatives or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Circular to comply with law, the Issuers and the Guarantors agree to prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Initial Purchasers as soon as practicable, amendments or supplements to the Offering Circular so that the statements in the Offering Circular as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Offering Circular, as amended or supplemented, will comply with all applicable law.

The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering circular, amendment or supplement referred to in this Section 3.

(c) Copies of the Offering Circular. The Issuers agree to furnish the Initial Purchasers, without charge, as many copies of the Offering Circular and any amendments and supplements thereto as they shall reasonably request.

(d) Blue Sky Compliance. Each of the Issuers and the Guarantors shall cooperate with the Representatives and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities or Blue Sky laws of the several states of the United States, the provinces of Canada, or any other jurisdictions that the Representatives may reasonably request, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Issuers or any of the Guarantors shall be required to qualify as a foreign organization or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign organization. The Company will advise the Representatives as soon as practicable of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or to the knowledge of the Company, any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Issuers and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The Issuers shall apply the net proceeds from the sale of the Securities sold by them in the manner described under the caption “Use of Proceeds” in the Offering Circular.

(f) The Depositary. The Company will cooperate with the Initial Purchasers and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers or prior to the expiration of nine months after the date of the Offering Circular, whichever is shorter, the Parent shall file, on a timely basis, with the Commission and the New York Stock Exchange (the “NYSE”) all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Parent is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Parent shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information satisfying the requirements of Rule 144A(d).

(h) Agreement Not To Offer or Sell Additional Securities. During the period of 90 days following the date hereof, the Issuers will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Issuers or the Parent or securities exchangeable for or convertible into debt securities of the Issuers or the Parent (other than as contemplated by this Agreement).

(i) Future Reports to the Initial Purchasers. At any time when the Parent is not subject to Section 13 or 15 of the Exchange Act and any Securities remain outstanding, the Parent will furnish to the Representatives and, upon reasonable request, to each of the other Initial Purchasers: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Parent containing the balance sheet of the Parent as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Parent’s independent public or certified public accountant.

(j) No Integration. Each of the Issuers agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Issuers of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuers to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(k) No General Solicitation or Directed Selling Efforts. The Company agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(l) No Restricted Resales. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been reacquired by any of them.

(m) Legended Securities. Each certificate for a Note will bear the legend contained in “Transfer Restrictions” in the Offering Circular for the time period and upon the other terms stated in the Offering Circular.

The Representatives, on behalf of the several Initial Purchasers, may, in their sole discretion, waive in writing the performance by the Issuers or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

4. Payment of Expenses. Subject to Section 10 hereof, each of the Issuers and the Guarantors agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Issuers’ and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Offering Circular (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction Documents, (v) all filing fees, attorneys’ fees and expenses incurred by the Issuers, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada, or other jurisdictions that the Initial Purchasers may reasonably request (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Offering Circular), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuers and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Issuers and the Guarantors of their respective other obligations under this Agreement, (ix) 50% of the out-of-pocket costs and expenses of aircraft used in connection with the “road show” for the offering of the Securities and (x) all other expenses incident to the “road show” for the offering of the Securities. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Issuers and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Issuers of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letters. On the date hereof, the Initial Purchasers shall have received from each of KPMG LLP, the independent registered public accounting firm for the Parent (“KPMG”), and Deloitte & Touche LLP, the independent auditors for Arizona (“Deloitte”), a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, covering the financial information in the Offering Circular and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from each of KPMG and Deloitte a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Parent and its subsidiaries taken as a whole which, is material and adverse and makes it impractical or inadvisable to proceed with the offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Offering Circular; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Parent or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined for purposes of 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(c) Opinion of Counsel for the Issuers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of (i) Cleary Gottlieb Steen & Hamilton LLP, counsel for the Issuers, dated as of such Closing Date, the form of which is attached as Exhibit A-1 and (ii) Baker Botts L.L.P., counsel for the Issuers, dated as of such Closing Date, the form of which is attached as Exhibit A-2.

(d) Opinion of General Counsel. On the Closing Date the Initial Purchasers shall have received the favorable opinion of (i) James L. Simmons, Esq., General Counsel of the Issuers, dated as of such Closing Date, the form of which is attached as Exhibit B-1, and (ii) Dick Stuyfzand, Esq., General Counsel of Arizona, dated as of such Closing Date, the form of which is attached as Exhibit B-2.

(e) Opinion of Counsel for Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Latham & Watkins LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(f) Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Issuers and a principal financial or accounting officer of the Issuers in which such officers shall state that: the representations and warranties of the Issuers in this Agreement are true and correct; the Issuers have complied with all material agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; subsequent to the execution and delivery of this Agreement, there has been no downgrading in the rating of any debt securities of the Parent or its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 15c3-1(c)(2)(vi)(F) of the Exchange Act) or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Parent or its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); and, subsequent to the date of the most recent financial statements in the Offering Circular, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Parent and its subsidiaries taken as a whole except as set forth in the Offering Circular or as described in such certificate.

(g) Indenture. The Company and the Subsidiary Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(h) Joinder Agreement. The Additional Guarantors shall have executed and delivered the Joinder Agreement and the Initial Purchasers shall have received executed copies thereof.

(i) Transactions. The Transactions shall have been consummated substantially concurrently with or immediately following the closing of this offering of Notes on the terms and conditions described in the Offering Circular. The Initial Purchasers shall have received satisfactory documentary evidence of the repayment in full of all debt under the Company’s existing credit facilities.

(j) Certificate of Chief Financial Officer. The Representatives shall have received a certificate of each of the Chief Financial Officer of the Parent and the Chief Financial Officer of Arizona dated the date of this Agreement and in form and substance reasonably satisfactory to the Representatives and counsel to the Initial Purchasers.

(k) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Issuers at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or Section 11 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Issuers to perform any agreement herein or to comply with any provision hereof, the Issuers agree to reimburse the Initial Purchasers, severally, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Issuers and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b) The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c) Upon original issuance by the Issuers, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES

ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF RULE 902 OF REGULATION S UNDER THE SECURITIES ACT), AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF THE ISSUERS THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE NEXT PARAGRAPH), EXCEPT:

(A) TO THE PARENT OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE (1) THAT IS AT LEAST ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF AND (2) ON WHICH THE ISSUERS INSTRUCT THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATED TO THIS SECURITY.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH 2(B) ABOVE, THE ISSUERS AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Issuers for any losses, damages or liabilities suffered or incurred by the Issuers, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

8. Indemnification.

(a) Indemnification of the Initial Purchasers. Each of the Issuers and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under Section 15 of the Securities Act, Section 20 of the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Issuers), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Additional Written Communication or the Offering Circular (or any amendment or supplement thereto (including, for the avoidance of doubt, any Updated Offering Circular as defined in Section 10 hereof)), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuers by any Initial Purchaser through the Representatives expressly for use in any Issuer Additional Written Communication or the Offering Circular (or any amendment or supplement thereto (including, for the avoidance of doubt, any Updated Offering Circular as defined in Section 10 hereof)). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuers may otherwise have.

(b) Indemnification of the Issuers and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuers, each Guarantor, each of their respective directors, officers and employees, and each person, if any, who controls the Issuers or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuers, any Guarantor or any such director, officer and employee, or controlling person may become subject, under Section 15 of the Securities Act, Section 20 of the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Additional Written Communication or the Offering Circular (or any amendment or supplement thereto (including, for the avoidance of doubt, any Updated Offering Circular as defined in Section 10 hereof)), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Issuer Additional Written Communication or the Offering Circular (or any amendment or supplement thereto (including, for the avoidance of doubt, any Updated Offering Circular as defined in Section 10 hereof)), in reliance upon and in conformity with written information furnished to the Issuers by any Initial Purchaser through the Representatives expressly for use therein; and to reimburse the Issuers, any Guarantor and each such director, officer and employee, or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Issuers, any Guarantor or such director, officer or employee, or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Issuers and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representatives have furnished to the Issuers expressly for use any Issuer Additional Written Communication or the Offering Circular (or any amendment or supplement thereto (including, for the avoidance of doubt, any Updated Offering Circular as defined in Section 10 hereof)) are the statements set forth in the ninth and tenth paragraphs and the third and fourth sentences of the seventh paragraph under the caption “Plan of Distribution” in the Offering Circular. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under Section 8(a) or Section 8(b), notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under Section 8(a) or Section 8(b) except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under Section 8(a)

or Section 8(b). In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under Section 8(a) or Section 8(b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by the Representatives (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A hereto. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director officer and employee of the Issuers or any Guarantor, and each person, if any, who controls the Issuers or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuers and the Guarantors.

10. Agreement to Cooperate.

(x) At least two business days in advance of the Closing Date, in connection with any issuance of Securities pursuant to Section 3 of this Agreement and (y) after the Closing Date and until the Cooperation Termination Date (as defined below) upon the written request of the Initial Purchasers (or the Initial Purchasers’ affiliates) holding a majority in aggregate principal amount of the Securities then held by the Initial Purchasers as of the date such notice is sent (the “Requisite Initial Purchasers”) (it being understood that your obligations hereunder (i) shall continue at all times prior to February 15, 2016 and (ii) up to two additional times as specified in such written request thereafter each for a period of up to 45 days), you agree that you shall:

(a) (x) use commercially reasonable efforts to, on or before the date on which the financial statements included in the Offering Circular or the most recently delivered Updated Offering Circular (as defined below) would no longer be sufficiently recent to meet the requirements of Rule 3-12 of Regulation S-X under the Securities Act for a registered offering of debt securities by the Company, and (y) if not delivered prior thereto in accordance with the foregoing clause (x), in any case, on or before each of (A) the date 45 days after the end of each fiscal quarter (other than the fiscal quarter ended on December 31, 2015), (B) the date 90 days after the end of the fiscal quarter ending on December 31, 2015 (each such date, a “Delivery Date”), provide to the Initial Purchasers an updated version of the Offering Circular (or a supplement thereto) (as so amended, supplemented or updated from time to time in accordance with the terms hereof, the “Updated Offering Circular”) in a form customary for a Rule 144A offering and in form and content consistent with the Offering Circular (including all financial statements, pro forma financial statements, business and other financial data of the type required in a registered offering by Regulation S-X and Regulation S-K under the Securities Act (other than (i) Rule 3-10 of Regulation S-X and (ii) information of the type not contained in the Offering Circular, and otherwise subject to exceptions customary for private placements pursuant to Rule 144A promulgated under the Securities Act) or that would be necessary for the Initial Purchasers to receive customary (for high yield debt securities) “comfort” (including “negative assurance” comfort) from independent accountants in connection with the offering of the Securities, and, in the case of the annual financial statements, the auditors’ reports thereon); such Updated Offering Circular shall be complete and correct in all material respects and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made;

(b) upon written notice from the Requisite Initial Purchasers (each a “Sale Date”), use commercially reasonable efforts to provide the Initial Purchasers on each date to be specified by them on which an offer and resale is to be consummated or is reasonably expected to be consummated to the extent the following items are determined by the Requisite Initial Purchasers in good faith to be necessary or customary in light of the contemplated manner of sale:

(i) for each fiscal year end, customary “flash numbers” of the Parent and Arizona to be included in a customary “Recent Developments” section of an offering document, including revenue and Adjusted EBITDA and which such flash numbers shall be provided, (1) with such flash numbers for fiscal year 2015 being provided no later than January 21, 2016 and (2) with such flash numbers for fiscal year 2016 being provided no later than January 31, 2017;

(ii) opinion and negative assurance letters, as the case may be, consistent in all respects with those set forth in Section 5 of this Agreement and dated such Sale Date;

(iii) (A) a “comfort” letter dated such Sale Date with respect to the Parent and the Updated Offering Circular, from KPMG and addressed to the Initial Purchasers, such letter or letters to be in the forms previously negotiated with KPMG (as appropriately updated) and (B) a “comfort” letter dated such Sale Date with respect to Arizona and the Updated Offering Circular, from Deloitte and addressed to the Initial Purchasers, such letter or letters to be in the forms previously negotiated with Deloitte (as appropriately updated);

(iv) a certificate of an executive officer of the Issuers and a principal financial or accounting officer of the Issuers dated as of such Sale Date and consistent in all respects with the certificate of the Issuers to be delivered pursuant to Section 5(f) (provided that references therein to the Closing Date shall be to such Sale Date and that references therein to the Offering Circular shall include or replace, as the case may be, any Updated Offering Circular); and

(v) (A) a certificate of the Chief Financial Officer of the Parent dated as of such Sale Date and consistent in all respects with the certificate of the Chief Financial Officer of the Parent to be delivered pursuant to Section 5(j) (provided that references therein to the Closing Date shall be to such Sale Date and that references therein to the Offering Circular shall include or replace, as the case may be, any Updated Offering Circular) and (B) a certificate of the Chief Financial Officer of Arizona dated as of such Sale Date and consistent in all respects with the certificate of the Chief Financial Officer of Arizona to be delivered pursuant to Section 5(j) (provided that references therein to the Closing Date shall be to such Sale Date and that references therein to the Offering Circular shall include or replace, as the case may be, any Updated Offering Circular);

(c) using commercially reasonable efforts to assist the Initial Purchasers in their marketing efforts for the resale of Securities by (i) providing to the Initial Purchasers and their counsel all information they reasonably request to update due diligence to each Delivery Date and each Sale Date, including making representatives of the Issuers and the Guarantors available to participate in “bringdown” due diligence calls with the Initial Purchasers and their counsel on or reasonably prior to each Delivery Date and each Sale Date and (ii) making representatives of the Issuers and the Guarantors available to participate in a roadshow and in in-person meetings and conference calls with prospective investors upon the reasonable request of the Initial Purchasers;

(d) to the extent not previously completed on or before the Closing Date, (i) use commercially reasonable efforts to qualify or register all or any part of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to comply with such laws and continue such qualifications, registrations and exemptions so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, (ii) using all commercially reasonable efforts to cause the Securities to become eligible for deposit at DTC (in book entry form) prior to the initial issuance thereof, including by filing with DTC an appropriately executed letter of representations and any required riders and (iii) using commercially reasonable efforts to obtain “CUSIP” and “ISIN” numbers and ratings from each of Moody’s and S&P for the Securities;

(e) furnish to each Initial Purchaser and to counsel for the Initial Purchasers as many copies of each Updated Offering Circular and any amendments and/or supplements thereto as they may reasonably request;

(f) subject to the provisions of Section 10(a) and Section 10(g), not make any amendment or supplement to an Updated Offering Circular (other than a result of filing of reports required to be filed under the Exchange Act) or otherwise distribute or refer to any written communication that shall be reasonably disapproved by one or more Initial Purchasers holding a majority of the Securities then held by the Initial Purchasers after reasonable notice thereof; and

(g) if, at any time prior to completion of the resale of all the Securities by the Initial Purchasers (as determined by one or more Initial Purchasers holding a majority of the outstanding Securities then held by the Initial Purchasers), any event occurs or information becomes known that, in the reasonable judgment of the Issuers or any of the Guarantors or in the opinion of counsel for the Initial Purchasers, should be set forth in the Offering Circular or any Updated Offering Circular, so that Offering Circular or any Updated Offering Circular, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Offering Circular or any Updated Offering Circular in order to comply with any law, the Issuers and the Guarantors will forthwith prepare an appropriate amendment or supplement thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

The provisions set forth in this Section 10 shall terminate on the earlier of (A) last day of the fourth full fiscal quarter following the Closing Date and (B) the date that the Initial Purchasers no longer hold any Securities (such earlier date, the “Cooperation Termination Date”).

Additionally, if the Initial Purchasers market any Securities after February 15, 2016, the Initial Purchasers agree to pay (A) all reasonable and documented fees and expenses of the Issuers’ and the Guarantors’ independent public or certified public accountants and other advisors, (B) all reasonable and documented costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the pricing term sheet and Updated Offering Circular (including financial statements and exhibits), and all amendments and supplements thereto, and any other transaction documents and (C) all reasonable and documented attorneys’ fees and expenses and travel and roadshow expenses incurred by the Issuers, the Guarantors and the Initial Purchasers; provided that the Initial Purchasers will not be required to reimburse the Issuers for any of their out of pocket expenses (other than travel and roadshow costs) in the aggregate pursuant to this paragraph for accounting, printing and legal costs in excess of $500,000.

11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Issuers if at any time: (i) trading or quotation in any of the Issuers’ or any Guarantor’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any such quotation system or stock exchange by the Commission or the Financial Industry Regulatory Authority, Inc.; (ii) a general banking moratorium shall have been declared by any of federal or New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the U.S. or international financial markets, or any substantial change or development involving a prospective substantial change in U.S. or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Offering Circular or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representatives, there shall have occurred any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Parent and its subsidiaries taken as a whole which, is material and adverse and makes it impractical or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Offering Circular. Any termination pursuant to this Section 11 shall be without liability on the part of (i) the Issuers or any Guarantor to any Initial Purchaser, except that the Issuers and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Issuers, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Issuers, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Issuers, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Attention: LCD-IBD

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Ave.

New York, NY 10022

Facsimile: (212) 751-4864

Attention: Peter Labonski

If to the Issuers or the Guarantors:

Kraton Performance Polymers, Inc.

15710 John F. Kennedy Boulevard, Suite 300,

Houston, Texas 77032

Facsimile: (281) 504-4700

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Facsimile: (212) 225-3999

Attention: Duane McLaughlin

and

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

Facsimile: (713) 229-1522

Attention: Timothy Taylor

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

15. Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.

16. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

18. Consent to Jurisdiction; Waiver of Jury Trial. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase the Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of the Securities set forth opposite their respective names on Schedule A hereto bears to the aggregate number of the Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of the Securities with respect to which such default occurs exceeds 10% of the aggregate number of the Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Issuers for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Issuers shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Circular or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 19. Any action taken under this Section 19 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

20. No Advisory or Fiduciary Responsibility. Each of the Issuers and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuers and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Issuers and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Issuers, the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuers and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Issuers and the Guarantors on other matters) or any other obligation to the Issuers and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuers and the Guarantors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Issuers and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Issuers and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Parent and its subsidiaries, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

21. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuers the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

Kraton Polymers LLC

By:	/s/ Stephen E. Tremblay
Name:	Stephen E. Tremblay
Title:	Executive Vice President and Chief Financial Officer

Kraton Polymers Capital Corporation

By:	/s/ Stephen E. Tremblay
Name:	Stephen E. Tremblay
Title:	Executive Vice President and Chief Financial Officer

as Issuers

Kraton Performance Polymers, Inc.

By:	/s/ Stephen E. Tremblay
Name:	Stephen E. Tremblay
Title:	Executive Vice President and Chief Financial Officer

Elastomers Holdings LLC

By:	/s/ Stephen E. Tremblay
Name:	Stephen E. Tremblay
Title:	Executive Vice President and Chief Financial Officer

Kraton Polymers U.S. LLC

By:	/s/ Stephen E. Tremblay
Name:	Stephen E. Tremblay
Title:	Executive Vice President and Chief Financial Officer

as Guarantors

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC
Acting on behalf of itself and as the Representative of the several Initial Purchasers

By:	/s/ Jonathan Singer
Name:	Jonathan Singer
Title:	Managing Director

[Signature Page to Purchase Agreement]

NOMURA SECURITIES INTERNATIONAL, INC.
Acting on behalf of itself and as the Representative of the several Initial Purchasers

By:	/s/ Lee Olive
Name:	Lee Olive
Title:	Managing Director

[Signature Page to Purchase Agreement]

DEUTSCHE BANK SECURITIES INC.
Acting on behalf of itself and as the Representative of the several Initial Purchasers

By:	/s/ Ralph Totoonchie
Name:	Ralph Totoonchie
Title:	Director

By:	/s/ Alex Barth
Name:	Alex Barth
Title:	Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Credit Suisse Securities (USA) LLC	$231,000,000
Nomura Securities International, Inc.	110,000,000
Deutsche Bank Securities Inc.	99,000,000

Total	$440,000,000

SCHEDULE B-1

Kraton Subsidiaries

Jurisdiction of Organization
Kraton Polymer Capital Corporation	Delaware
Elastomers Holdings LLC	Delaware
KRATON Polymers U.S. LLC	Delaware

SCHEDULE B-2

Arizona Subsidiaries

Jurisdiction of Organization
AZ Chem US Inc.	Delaware
AZ Chem Intermediate Inc.	Delaware
AZ Chem US Holdings Inc.	Delaware
Arizona Chemical Company, LLC	Delaware

EXHIBIT A-1

FORM OF OPINION OF CGSH

(See Attached)

Exhibit A-1-1

EXHIBIT A-2

FORM OF OPINION OF BAKER BOTTS

(See Attached)

Exhibit A-2-1

Exhibit B-1

FORM OF OPINION PARAGRAPHS OF JAMES L. SIMMONS, ESQ.

(See Attached)

Exhibit B-1

Exhibit B-2

FORM OF OPINION PARAGRAPHS OF DICK STUYFZAND, ESQ.

(See Attached)

Exhibit B-2

ANNEX I

Resale Pursuant to Regulation S. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Annex I-1

ANNEX II

FORM OF PURCHASE AGREEMENT JOINDER

January 6, 2016

CREDIT SUISSE SECURITIES (USA) LLC

NOMURA SECURITIES INTERNATIONAL, INC.

DEUTSCHE BANK SECURITIES INC.

     As Representatives of the Initial Purchasers

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

Reference is made to the purchase agreement (the “Purchase Agreement”), dated as of January 5, 2016, initially by and among Kraton Polymers LLC, a Delaware limited liability company (the “Company”), Kraton Polymers Capital Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the guarantors named therein and you, as representatives of the several purchasers (the “Initial Purchasers”), concerning the purchase of the Securities (as defined in the Purchase Agreement) by the several Initial Purchasers from the Issuers. Capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Purchase Agreement.

Each of the parties hereto agree that this letter agreement is being executed and delivered in connection with the issue and sale of the Securities pursuant to the Purchase Agreement and as an inducement to the Initial Purchasers to purchase the Securities thereunder.

1. Joinder. Each of the parties hereto hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems necessary to review in order to enter into this Joinder Agreement, and acknowledges and hereby agrees to join and become a party to the Purchase Agreement and to be bound by the terms, conditions, covenants, agreements, representations, warranties, acknowledgements and other provisions of the Purchase Agreement with all attendant rights, duties and obligations stated therein (including without limitation, the obligations of an indemnifying party thereunder), with the same force and effect as if originally named therein, as a Guarantor, and, as if such party executed the Purchase Agreement on the date thereof and perform all obligations and duties required of a Guarantor pursuant to the Purchase Agreement.

Annex II-1

2. Representations, Warranties and Agreements. Each of the parties hereto represents and warrants to, and agrees with, the Initial Purchasers on and as of the date hereof that:

(a) it has corporate, limited liability company or other power and authority to execute, deliver and perform its obligations under this letter agreement, and all corporate or limited liability company action required to be taken by it for the due and proper authorization, execution, delivery and performance of this letter agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; this letter agreement has been duly authorized, executed and delivered by such party; and

(b) the representations, warranties and agreements of such party set forth in the Purchase Agreement are true and correct on and as of the date hereof.

3. Full Force and Effect of Purchase Agreement. This letter agreement does not cancel, extinguish, limit or otherwise adversely affect any right or obligation of the parities under the Purchase Agreement. The parties hereto acknowledge and agree that all of the provisions of the Purchase Agreement shall remain in full force and effect.

4. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. THE RESPECTIVE AGREEMENTS, REPRESENTATIONS, WARRANTIES, AND OTHER STATEMENTS OF THE COMPANY OR ITS OFFICERS AND OF THE INITIAL PURCHASERS SET FORTH IN OR MADE PURSUANT TO THIS LETTER AGREEMENT WILL REMAIN IN FULL FORCE AND EFFECT, REGARDLESS OF ANY INVESTIGATION MADE BY OR ON BEHALF OF THE INITIAL PURCHASERS OR THE ISSUERS, AND WILL SURVIVE DELIVERY OF AND PAYMENT FOR THE SECURITIES.

5. Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this letter agreement.

6. Counterparts. This letter agreement may be signed in one or more counterparts (which may be delivered in original form or telecopier), each of which when so executed shall constitute an original and all of which together shall constitute one and the same instrument.

7. Amendments. No amendment or waiver of any provision of this letter agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

8. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

Annex II-2

If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance of this letter agreement by signing in the space provided below, whereupon this letter agreement will become a binding agreement among you and the several Initial Purchasers in accordance with its terms as of the date first written above.

Very truly yours,

[ADDITIONAL GUARANTORS]

By:
Name:
Title:

Annex II-3

The foregoing Joinder Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC
Acting on behalf of itself and as the Representative of the several Initial Purchasers

By:
Name:
Title:

NOMURA SECURITIES INTERNATIONAL, INC.
Acting on behalf of itself and as the Representative of the several Initial Purchasers

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.
Acting on behalf of itself and as the Representative of the several Initial Purchasers

By:
Name:
Title:

By:
Name:
Title:

Annex II-4